                                                                    EXHIBIT 99.4

                     CONSENT OF PERSON TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 as a person to become a director of A. H. Belo Corporation ("Belo") upon consummation of the merger of The Providence Journal Company with and into A H Finance Company.

                                                 /s/  STEPHEN HAMBLETT
                                             ------------------------------
                                                    Stephen Hamblett

Dated: December 13, 1996